UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

To Be Held on June 8, 2006

The Annual Meeting of Stockholders of UFP Technologies, Inc. (the “Company”) will be held on June 8, 2006 at 10:00 a.m., local time, at the Sheraton Ferncroft, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

1.                To elect three Class I directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected.

2.                To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed April 28, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

You are cordially invited to attend the Meeting.

By Order of the Board of Directors
RICHARD L. BAILLY,
Secretary

Boston, Massachusetts
May 5, 2006

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the “Company”) with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 8, 2006, and at any adjournment or adjournments thereof (the “Meeting”). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 5, 2006. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

Only stockholders of record at the close of business on April 28, 2006 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,909,751 shares of Common Stock, $.01 par value (the “Common Stock”), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, three Class I directors are to be elected to serve until the 2009 Annual Meeting of Stockholders and until their successors have been elected and qualified.

The Company’s Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

The Certificate of Incorporation, as amended, provides that the number of directors that will constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The Board of Directors has fixed the total number of its members at nine. The terms of R. Jeffrey Bailly, David B. Gould and William C. Curry expire at the Meeting. Mr. Curry has elected to not run for re-election and the Board of Directors has nominated Mr. Marc Kozin to fill the Class I vacant spot. Mr. Kozin’s nomination was recommended by a Director. Messrs. Bailly, Gould and Kozin are being nominated for election as Class I directors, each to hold office until the 2009 Annual Meeting of Stockholders and until their successors have been elected and qualified.

It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees’ terms would expire, if elected. When used below, positions held with the Company include positions held with the Company’s predecessors and subsidiaries:

Name	Age	Position	Director Since	Year Term Expires If Elected/Class
R. Jeffrey Bailly	44	President, Chief Executive Officer and Director	1995	2009, Class I
William H. Shaw	78	Chairman of the Board of Directors	1963	2007, Class II
Richard L. Bailly	71	Secretary and Director	1963	2008, Class III
Kenneth L. Gestal	57	Director	1996	2007, Class II
Peter R. Worrell	49	Director	1997	2008, Class III
Michael J. Ross(2)	51	Director	1998	2008, Class III
David B. Gould(1)	52	Director	2003	2009, Class I
Thomas W. Oberdorf(1)(2)	48	Director	2004	2007, Class II
Marc Kozin	45	Director	—	2009, Class I

(1)          Member of the Company’s Audit Committee

(2)          Member of the Company’s Compensation Committee

Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a director of Children’s Friends and Family Services, a not for profit organization located in Salem, Massachusetts. Mr. Bailly is also a member of Young Presidents Organization and an officer of its New England Chapter. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw also has served as a director of the Company since 1963. Mr. Shaw is a member of the Board of Directors of Re-Source America, Inc., a package recycling company.

Mr. Richard L. Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 until his retirement on June 1, 1999. Mr. Bailly is the author of many of the Company’s patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission.

Mr. Kozin is a new nominee for director of the Company. Mr. Kozin has been President of the North American practice of L.E.K. Consulting since January 1997; he has served L.E.K. Consulting in various capacities since July 1987. Mr. Kozin has been on the Board of Directors of CrunchTime! Information Systems, Inc., an information systems company serving the restaurant and food service industry, since December 2002. Mr. Kozin has been on the Board of Directors of Brandwise, Inc., a company that provides software solutions for suppliers’ sales channels, since December 2002. Mr. Kozin has served on the Board of Governors of New England Medical Center since February 2000. Mr. Kozin previously served on the Board of Directors of Lynx Therapeutic, Inc. from July 2002 through March 2005 and Assurance Medical, Inc. from October 1999 through July 2001.

Mr. Gestal has served as a director of the Company since 1996. Since August 2005, Mr. Gestal has served as Chief Operating Officer of Tricordia, LLC, an institutional marketing company. From 1998 through July 2005, Mr. Gestal served as the chief executive officer of Decision Capital, L.P., an alternative investment money management group. From November 1997 through December 1998, Mr. Gestal served as president of the Alternative Asset Management Group at Swiss Bank Corporation. Prior to that, Mr. Gestal was chairman of Institutional Global Finance Corp., a money management firm from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

Mr. Worrell has served as a director of the Company since 1997. Since October, 1993, Mr. Worrell has served as the managing director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH, and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

Mr. Ross has served as a director of the Company since 1998. Mr. Ross has served as a director of St. Andrews Energy, Ltd., an oil and gas reserves company, since March 2006. Since April 2005, Mr. Ross has also served as a director of both EDPP, Ltd., a commercial property investments company, and Northmont Ltd., a UK property investment company. From January 2003 until October 2004, Mr. Ross served as a director of Energy North Sea Ltd., a UK company that invests in oil and gas reserves. Since June 2001, Mr. Ross has served as chairman and a director of Dalriada Ltd., an investment and development company based in the UK. From October 2000 to June 2001, Mr. Ross served as chairman and as a director of ixpanse inc., a telecommunications infrastructure company. From 1996 to February 2003, Mr. Ross served as the chairman and as a director of Glassbox Inc., which advises organizations in the UK on corporate and public issues. Since 1992, Mr. Ross has been a partner of ADM Properties, a company that invests in and develops property in the UK. From 1992 to 1996, Mr. Ross was international executive director and a board member of The Body Shop International, PLC, a worldwide cosmetics manufacturer and retailer of consumer products.

Mr. Gould has served as a director of the Company since 2003. Mr. Gould has been president of Westfield Inc., an industrial real estate development company since June, 1999. Prior to that Mr. Gould was president and chief executive officer of Wood Structures, Inc., a manufacturer of structural building components for the construction industry from May 1991 through June 1999. Mr. Gould is an active member on numerous businesses’ boards of advisors and directors as well as a member of several community organizations.

Mr. Oberdorf has served as a director of the Company since 2004. Since March 2002, Mr. Oberdorf has been Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and e-commerce solutions company, where he served as a consultant from November 2001 through February 2002. From February, 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG’s subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment-Finance.

Meetings of the Board of Directors

The Board of Directors of the Company held six meetings during 2005. With the exception of Mr. Ross, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and its committees during such fiscal year. All of the Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. Eight of the Company’s directors were in attendance at the Company’s 2005 annual meeting.

Committees

The Board of Directors does not have a nominating committee. Director nominees are selected by a majority of the independent directors, as defined by the listing standards of the Nasdaq Stock Market. The Company’s current independent directors are Messrs. William C. Curry, Peter R. Worrell, Michael J. Ross, David B. Gould and Thomas W. Oberdorf. The Board of Directors has determined that Marc Kozin, if elected, will qualify as an independent director. The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because all its independent directors lead the nomination process and the establishment of a nominating committee would be redundant. The Board of Directors does not have a charter for nomination of directors.

The independent members of the Company’s Board of Directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent members of the Company’s Board of Directors may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2006 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Recommendations For Director.”

Compensation

The Board of Directors has a Compensation Committee, which met on seven occasions in 2005, and is currently composed of Messrs. Curry, Ross, and Oberdorf. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted, and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

Audit

The Board of Directors has an Audit Committee, which met five times in 2005, and is currently composed of Messrs. Curry, Gould and Oberdorf. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”) that was adopted by the Board of Directors and that complies with currently applicable SEC and Nasdaq rules. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm. The Audit Committee is also responsible for the maintenance of “whistle-blowing” procedures, and the oversight of certain other compliance matters. See “Report of the Audit Committee” below.

The Board of Directors has determined that the current members of the Audit Committee are independent directors, as defined by the Audit Committee Charter and the current listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Oberdorf qualifies as an “audit committee financial expert,” as defined by applicable SEC rules, and satisfies the financial sophistication standards of the Nasdaq Stock Market.

Audit Fees.   The Company incurred an aggregate of $115,000 and $34,125 in fees and expenses for audit services from Carlin, Charron and Rosen, LLP and PricewaterhouseCoopers LLP, respectively, for the year ended December 31, 2005. The Company incurred $160,000 in fees and expenses for audit services from PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2004. Audit fees include fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for those years, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during those years and fees for services related to registration statements, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.   The Company did not incur any audit-related fees in the fiscal years ended December 31, 2005 and December 31, 2004 from Carlin, Charron and Rosen, LLP or PricewaterhouseCoopers LLP.

Tax Fees.   The Company did not incur any tax fees for the fiscal years ended December 31, 2005 and December 31, 2004 from Carlin Charron & Rosen, LLP or PricewaterhouseCoopers LLP.

All Other Fees.   The Company incurred no other fees for the fiscal years ended December 31, 2005 and December 31, 2004 from Carlin Charron & Rosen, LLP or PricewaterhouseCoopers LLP.

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

Report of the Audit Committee

The Audit Committee has:

•       Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005;

•       Discussed with Carlin Charron & Rosen, LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•       Received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor’s independence; and

•       Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

Thomas W. Oberdorf
William C. Curry
David B. Gould

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Independent Auditors

As previously disclosed on a Form 8-K filed by the Company on July 8, 2005, and in the Company’s Annual report on Form 10-K for the year ended December 31, 2005, filed by the Company on March 24, 2006, the Audit Committee of the Board of Directors of the Company, effective on July 5, 2005, dismissed PricewaterhouseCoopers, L.L.P. (“PwC”) as the Company’s independent registered public accounting firm. The reports issued by PwC on the Company’s financial statements as of December 31, 2003 and December 31, 2004, and for the years ended December 31, 2003 and December 31, 2004, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2003 and December 31, 2004, and through July 5, 2005: (i) there were no disagreements with PwC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their report of the Company’s financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective as of July 5, 2005 the Company engaged Carlin, Charron & Rosen LLP (“CCR”) to serve as the Company’s independent public accountants for the fiscal year ended December 31, 2005. The Audit Committee of the Company approved the engagement of CCR. During the years ended December 31, 2003 and December 31, 2004, and through July 5, 2005, the Company did not consult with CCR with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters, including disagreements or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Carlin, Charron & Rosen, LLP has continuously served as the Company’s independent public accountants since its engagement, discussed above, on July 8, 2005. The Audit Committee plans to appoint Carlin, Charron & Rosen, LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2006. The Company is advised that no member of Carlin, Charron & Rosen, LLP has any direct financial interest or material indirect financial interest in the Company since the date of its engagement, July 8, 2005, or has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

A representative of Carlin, Charron & Rosen, LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

Compensation of Directors

Beginning in June 2004, nonemployee directors of the Company were entitled to receive (i) an annual $6,000 fee, (ii) if applicable, an annual committee membership fee of $2,000 per year and an additional $500 annual fee if the nonemployee director served as a Committee Chair, (iii) a fee of $1,000 plus reimbursement of expenses for each meeting physically attended and (iv) a fee of $500 plus reimbursement of expenses for each half-day committee meeting attended. Messrs. Gestal, Ross, Gould, Oberdorf, and Worrell elected to receive stock options in lieu of their respective annual Board of Directors’ fees and committee membership fees pursuant to the Company’s 1998 Director Stock Option Incentive Plan (the “Director Plan”). Mr. Shaw received $18,000 for his services as Chairman of the Board and $50,000 in retirement benefits pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. Richard L. Bailly received $50,000 in retirement benefits pursuant to an agreement with the Company dated September 1993. See “Consulting Contracts.” In addition, each nonemployee director received options to purchase shares of common stock pursuant to the Director Plan described below.

The chart below lists the annual Board of Directors fees, the annual committee membership fees and the attendance fees earned by each nonemployee director in 2005:

Director	Annual Board of Directors Fees ($)	Annual Committee Membership Fees ($)	Attendance Fees ($)	Number of Shares of Common Stock Underlying Stock Options Granted in Lieu of Annual Fees(1)
William C. Curry	6,000	4,500	6,000	—
Kenneth L. Gestal	—	—	5,000	5,769	(2)
Peter R. Worrell	—	—	5,000	6,971	(3)
Michael J. Ross	—	—	4,000	7,692	(4)
Richard L. Bailly	6,000	—	6,000	—
David B. Gould	—	—	6,000	7,692	(4)
William H. Shaw	18,000	—	0	—
Thomas W. Oberdorf	—	—	5,000	9,135	(5)

(1)          These options have an exercise price of $3.12, the fair market value of the Common Stock on the date of grant. The options are immediately exercisable, pursuant to the terms of the 1998 Plan.

(2)          Granted in lieu of additional annual fees of $6,000 to which the director was entitled.

(3)          Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(4)          Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(5)          Granted in lieu of additional annual fees of $9,500 to which the director was entitled.

1998 Director Stock Option Incentive Plan.   Effective July 15, 1998, the Company adopted the Director Plan (as amended February 24, 1999, July 2, 2001 and July 5, 2002) to facilitate the ownership of Common Stock by nonemployee directors by providing for the grant of nonqualified stock options to nonemployee directors. Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan. Pursuant to the Director Plan, each nonemployee director received an automatic grant of options to purchase 2,500 shares of common stock pursuant to the Director Plan. In addition, during 2004 each nonemployee director was granted certain discretionary options in accordance with the Director Plan. The chart below lists the automatic and discretionary option grants made to each nonemployee director in 2005:

	Options Granted Pursuant to 1998 Director Stock Option Plan
Director	Automatic Grant	Discretionary Grant	Total
Richard L. Bailly	2,500	1,000	3,500
William C. Curry	2,500	4,500	7,000
Kenneth L. Gestal	2,500	1,000	3,500
David B. Gould	2,500	1,000	3,500
Thomas W. Oberdorf	2,500	2,000	4,500
Michael J. Ross	2,500	1,000	3,500
William H. Shaw	2,500	7,000	9,500
Peter R. Worrell	2,500	1,000	3,500

Consulting Contracts.   William H. Shaw retired as the Company’s President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw received an automobile and served as a consultant to the Company from January 1, 1995 to December 31, 1997 for $50,000 per year. Thereafter, Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

Richard L. Bailly retired as the Company’s Executive Vice President on June 1, 1999. Pursuant to an agreement between the Company and Mr. Bailly entered into in September 1993 and amended in February 1999, Mr. Bailly served as a consultant to the Company until June 2002 for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

Indemnification Agreements.   The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual’s involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 14, 2006, with respect to the beneficial ownership of the Company’s Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock. This information is based upon information received from or on behalf of the named individuals.

	Shares of Common Stock
Name	Beneficially Owned (1)	Percent of Class
R. Jeffrey Bailly(2)(4)	1,099,546	20.3%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
William H. Shaw(3)(4)	521,952	10.5%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Peter R. Worrell(4)(6)	497,464	9.8%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Richard L. Bailly(4)(5)	287,871	5.8%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Ronald Lataille(2)(4)	218,493	5.0%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
William C. Curry(4)	125,934	2.5%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Kenneth L. Gestal(4)	125,037	2.5%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Richard LeSavoy(4)	110,271	2.2%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Michael J. Ross(4)	96,244	1.9%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833

Daniel J. Shaw, Jr.(4)	65,764	1.3%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Mitchell D. Caplan(4)	179,633	3.6%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
David B. Gould(4)(7)	49,909	1.0%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Thomas W. Oberdorf(4)	22,235	*
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
Marc Kozin	0	*
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833
All executive officers and directors as a group (14 persons)(2)(3)(5)(6)(7)(8)	3,390,764	56.5%

*                    Less than one percent

(1)          Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)          Includes 120,090 shares owned by the Company’s Profit sharing Trust as to which Messrs. Bailly and Lataille disclaim beneficial interest in excess of their respective pecuniary interest in the trust. Messrs. Bailly and Lataille are co-trustees of the trust.

(3)          Includes 118,028 shares owned by a trust for the benefit of Mr. Shaw’s children as to which Mr. Shaw disclaims beneficial ownership.

(4)          Includes shares issuable pursuant to stock options currently exercisable or exercisable within the next 60 days, as follows: 495,000 for R. Jeffrey Bailly, 41,000 for William H. Shaw, 120,064 for Peter R. Worrell, 20,500 for Richard L. Bailly, 37,875 for Ronald J. Lataille, 51,000 for Mitchell Caplan, 109,182 for William C. Curry, 84,837 for Kenneth Gestal, 20,500 for Richard LeSavoy, 96,244 for Michael J. Ross, 27,750 for Daniel J. Shaw, 35,909 for David Gould and 22,235 for Thomas Oberdorf.

(5)          Includes 30,924 shares owned by Mr. Bailly’s spouse, as to which Mr. Bailly disclaims beneficial ownership. Excludes 1,099,546 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(6)          Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of the two trustees of the Plan. Includes 4,400 shares held by Mr. Worrell’s spouse.

(7)          Includes 14,000 shares owned by Mr. Gould’s spouse, as to which he disclaims beneficial ownership.

(8)          Includes 1,182,596 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

Management

The names of the Company’s executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Mitchell Caplan	39	Vice President of Sales and Marketing
Ronald J. Lataille	44	Vice President, Treasurer and Chief Financial Officer
Richard LeSavoy	49	Vice President of Manufacturing
Daniel J. Shaw, Jr.	45	Vice President of Product Development

Mr. Caplan initially joined the Company in 1991 and served as Director of Sales and Marketing of the Company’s Moulded Fibre division. From May, 1999 through October, 2000 Mr. Caplan served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Caplan rejoined the Company in April 2001 and served as Vice President Sales and Marketing of the Company’s Moulded Fibre subsidiary and more recently as Vice President of Sales and Marketing for the entire Company.

Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. Mr. Lataille is a director and Board President of Seacoast United Soccer Club, a not for profit organization located in Hampton, NH.

Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operations Manager through 1987. From 1988 through 1995 Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and more recently as Vice President of Manufacturing.

Mr. Shaw initially joined the Company in 1983 and served as a Corporate Industrial Engineer through September, 1992. From October 1992 through September, 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May, 2000 as Director of Product Development. From June, 2000 through May, 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division. Since May, 2002 Mr. Shaw has served as corporate Vice President of Product Development.

Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Ethics was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. If the Company makes any substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the company’s principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

Executive Compensation

The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the named executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation Awards
				Other Annual	Restricted	Securities	All Other
Name &	Fiscal Year	Salary	Bonus	Compensation	Stock Awards	Underlying	Compensation
Principal Position	Ended	($)	($)	($)(2)	($)(3)	Options (#)(4)	($)(5)
R. Jeffrey Bailly	12/31/05	250,000	40,000	72,960	99,250	100,000	$18,698
President and Chief	12/31/04	250,000	105,000	142,276	195,450	100,000	19,053
Executive Officer(1)	12/31/03	225,000	62,500	67,406	91,750	120,000	17,840
Mitchell Caplan	12/31/05	160,000	15,000	10,800	15,000	15,000	6,450
Vice President	12/31/04	150,000	25,000	16,250	25,000	—	5,593
	12/31/03	140,000	10,000	6,000	10,000	10,000	4,500
Ronald J. Lataille	12/31/05	165,000	15,000	10,800	15,000	15,000	6,505
Vice President,	12/31/04	155,000	20,000	14,400	20,000	10,000	6,395
Treasurer and Chief	12/31/03	145,000	15,000	9,000	15,000	40,000	5,010
Financial Officer
Richard LeSavoy	12/31/05	175,000	15,000	10,800	15,000	20,000	7,152
Vice President	12/31/04	160,000	50,000	0	0	10,000	6,574
	12/31/03	150,000	15,000	9,000	15,000	20,000	5,140
Daniel J. Shaw, Jr.	12/31/05	130,000	25,000	0	0	10,000	3,455
Vice President	12/31/04	119,000	30,000	0	0	5,000	3,509
	12/31/03	113,000	15,000	3,000	5,000	10,000	2,600

(1)          See “Employment Contract” below.

(2)          These amounts were paid in compensation for the taxes attributable to the issuance of the restricted shares of the Company’s Common Stock reflected under the caption “Restricted Stock Awards” in this table. In the case of Mr. Bailly, this column includes expenses related to the personal use of a Company vehicle used by Mr. Bailly.

(3)          On March 14, 2006, the Company issued to Messrs. Bailly, Caplan, Lataille and LeSavoy, 13,841, 5,190, 5,190 and 5,190 shares of the Company’s common stock, respectively. Based on $2.89 per share, the closing price of the Company’s common stock on the date immediately preceding the date of issuance, the value of these shares was $40,000 for Mr. Bailly, and $15,000 each for Mssrs. Caplan, Lataille and LeSavoy. The Company also issued to Mr. Bailly 25,000 restricted shares of common stock on December 31, 2005, at a market price of $2.37 per share on the date of issuance, the value of which was $59,250. On March 10, 2005, the Company issued to Messrs. Bailly, Caplan, and Lataille, 27,972, 6,944, and 5,556 shares of the Company’s common stock, respectively. Based on $3.60 per share, the closing price of the Company’s common stock on the date immediately preceding the date of issuance, the value of these shares was $100,700 for Mr. Bailly, $25,000 for Mr. Caplan, and $20,000 for Mr. Lataille. The Company also issued to Mr. Bailly 25,000 restricted shares of common stock on December 31, 2004, at a market price of $3.79 per share on the date of issuance, the value of which was $94,750. On February 27, 2004 the Company issued to Messrs. Bailly, Caplan, Lataille, LeSavoy and Shaw 32,723, 5,236, 7,853, 7,853 and 2,618 restricted shares of the Company’s Common Stock, respectively. Based on $1.91 per share, the closing price of the Company’s Common Stock on the date immediately preceding the date of issuance, the value of these shares was $62,500 for Mr. Bailly, $10,000 for Mr. Caplan, $15,000 for Mr. Lataille, $15,000 for Mr. LeSavoy and $5,000 for Mr. Shaw. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 1, 2004 at a market price of $1.95 per share on the date of issuance, the value of which was $29,250. All the shares reflected in this column are fully vested. These shares have not been registered under the Securities Act of 1933. Dividends will be paid on these shares only if and to the extent dividends are paid on the Company’s Common Stock.

(4)          The Company did not grant any stock appreciation rights or make any long-term incentive payments during fiscal 2005, 2004 or 2003.

(5)          Represents Company contributions to the above-named employees’ accounts under the Company’s Profit Sharing Retirement Plan and Trust and, in addition for Mr. Bailly, life insurance premiums paid by the Company of $11,840 in each of fiscal 2005, 2004 and 2003.

Employment Contract

In April 2000 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $200,000 and consideration for discretionary bonuses. Mr. Bailly’s agreement prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to issue Mr. Bailly 10,000 shares of its Common Stock on January 1, 2001, provided that Mr. Bailly remains employed with the Company. Further, pursuant to the agreement, the Company agreed to grant Mr. Bailly immediately exercisable nonqualified stock options to acquire 125,000 shares of Common Stock. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company’s stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

Under the terms of the employment agreement, if Mr. Bailly’s employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding, (ii) all of Mr. Bailly’s shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly’s health insurance.

Severance Plans

In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee’s employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months.

Stock Options

The following tables set forth certain information with respect to stock options granted to and exercised by the named executive officers during the year ended December 31, 2005 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at December 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Shares of Common Underlying Options		Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Granted (#)		Fiscal Year	$/sh(3)	Date	5%($)	10%($)
R. Jeffrey Bailly	100,000	(1)	33%	$2.39	12/14/2015	$150,306	$380,904
Mitchell D. Caplan	15,000	(2)	5%	$3.32	5/16/2012	$20,274	$47,246
Ronald J. Lataille	15,000	(2)	5%	$3.32	5/16/2012	$20,274	$47,246
Richard LeSavoy	20,000	(2)	7%	$3.32	5/16/2012	$27,031	$62,995
Daniel J. Shaw, Jr.	10,000	(2)	3%	$3.32	5/16/2012	$13,516	$31,497

(1)          Options were vested in full on date of grant.

(2)          Options vest at the rate of 25% per year commencing on the date of grant.

(3)          The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4)          The 5% and 10% assumed rate of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

	Shares acquired on	Value	Number of securities underlying unexercised options at fiscal year-end(#)		Value of unexercised in-the-money options at fiscal year-end($)(1)
Name	exercise (#)	realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
R. Jeffrey Bailly	—	—	495,000	0	252,000	0
Mitchell D. Caplan	—	—	39,250	20,750	43,975	9,425
Ronald J. Lataille	23,125	87,813	29,875	27,000	15,494	8,250
Richard LeSavoy	17,500	96,000	11,500	26,000	3,925	6,100
Daniel J. Shaw, Jr.	13,750	44,875	20,750	15,500	19,513	5,850

(1)          Represents the fair market value of the Company’s Common Stock on December 31, 2005 ($2.37 per share (based on the closing price on the Nasdaq Stock Market) minus the exercise price per share, of the in-the money options, multiplied by the number of shares subject to each option).

1993 Stock Option Plan.   Effective October 1993, the Company adopted the 1993 Stock Option Plan (the “1993 Plan”). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. As of April 22, 2006, there are 311,293 shares of Common Stock available for issuance under the 1993 Plan. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 (“incentive stock options”) and other options which are not qualified as incentive stock options (“nonqualified stock options”). Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 2005 was composed of Messrs. Curry, Ross and Oberdorf. None of these members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company serves on the board of directors of any company at which any of the Compensation Committee members is employed.

Compensation Committee and Board of Directors Report

The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company’s executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company’s income. In addition, executive officers, including R. Jeffrey Bailly, may receive discretionary bonuses payable in cash or the Company’s common stock based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Stock Option Plan. The 1993 Stock Option Plan is used to align a portion of the officer’s compensation with the stockholders’ interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer’s total compensation package is reviewed as a whole. During the fiscal year ended

December 31, 2005, the Company granted options to purchase 100,000 shares to executive officers other than Mr. Bailly as a group under the 1993 Stock Option Plan.

For 2005, R. Jeffrey Bailly received the following compensation: (i) a salary of $250,000; (ii) a bonus valued at $80,000, which was comprised of $40,000 in cash and 13,841 fully vested shares of the Company’s Common Stock; (iii) an additional 25,000 fully vested shares of the Company’s Common Stock; and (iv) $71,460 to defray the taxes attributable to Mr. Bailly’s receipt of shares of the Company’s Common Stock. The Company’s Board of Directors conducted a survey of salaries of chief executive officers at the time it negotiated Mr. Bailly’s employment agreement. Based upon that information and the Company’s experience since that time, the Company believes that Mr. Bailly’s aggregate fiscal 2005 compensation was comparable to the compensation of chief executive officers of similar companies.

The Compensation Committee of the Board of Directors has engaged The Wilson Group, a Massachusetts-based compensation consulting firm, to do a comparative market study of the compensation programs of the chief executive and other corporate officers to help ensure that the Company’s compensation programs are appropriate and in line with its stated objectives.

Compensation	Board of Directors
William C. Curry	William H. Shaw
Michael J. Ross	R. Jeffrey Bailly
Thomas W. Oberdorf	Richard L. Bailly
William C. Curry
Kenneth L. Gestal
David B. Gould
Thomas W. Oberdorf
Michael J. Ross
Peter R. Worrell

Performance Graph

The following graph compares the semiannual change in the Company’s cumulative total shareholder return for the five years ending December 31, 2005 based upon the market price of the Company’s Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.

Assumes $100 invested on December 31, 2000 in the Company’s Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

United Development Company Limited.   The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership (“United Development”), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both directors and stockholders of the Company, each own an approximately 21% general partnership interest in United Development.

The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000. As of September 30, 1993, these loans were consolidated into one term note (the “Original Note”) which bore interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the Original Note amortized on a ten year basis and the outstanding principal amount on the Original Note was scheduled to be repaid on September 30, 1998. On December 31, 1998, United Development refinanced the Original Note. United Development made a note (the “New Note”) in favor of the Company in the principal amount of $99,750, of which all was repaid on February 19, 2003.

Kissimmee, Florida Property.   On March 25, 2002 the Company extended the lease with United Development of the Company’s Kissimmee, Florida manufacturing facility to December 31, 2006. Monthly rent for the lease is $12,467 plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

Decatur, Alabama Property.   On March 25, 2002 the Company extended the lease with United Development of the Company’s Decatur, Alabama manufacturing facility to December 31, 2006. Monthly rent for the lease is $7,875 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

OTHER MATTERS

Voting Procedures

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

Abstentions will have no effect on the outcome of the vote for the election of directors.

Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a “broker nonvote”) on the election of directors will count toward the quorum but will have no effect on the proposal not voted.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Small Cap Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2005.

Other Proposed Action

The Board of Directors knows of no matters that may come before the Meeting other than the election of directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Communications

Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. All communications directed to the Board will be delivered to the Board of Directors.

Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in the Company’s proxy materials for the Company’s 2007 Annual Meeting of Stockholders must be received by the Company no later than December 31, 2006. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company’s By-laws relating to stockholder proposals.

Stockholders who wish to make a proposal at the Company’s 2007 Annual Meeting—other than one that will be included in the Company’s proxy materials—should notify the Company no later than March 21, 2007. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Stockholders may make recommendations to the Board of Directors of candidates for its consideration as nominees for director at the Company’s 2007 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Board of Directors, c/o Secretary, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation has beneficially owned 5% or more of the Company’s Common Stock for at least one year. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with these procedures or in the Company’s Bylaws.

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Report of the Audit Committee,” “Compensation Committee and Board of Directors Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, UFP Technologies, Inc. at 172 East Main Street, Georgetown, Massachusetts 01833.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY	UFP TECHNOLOGIES, INC.	PROXY

The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2006 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Thursday, June 8, 2006, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted for the election of the Nominees as Directors.

Continued, and to be signed, on reverse side

(Please fill in the reverse side and mail in enclosed envelope)

☐ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.                                       ELECTION OF DIRECTORS:

NOMINEES: R. JEFFREY BAILLY, DAVID B. GOULD AND MARC KOZIN

☐ FOR ALL NOMINEES (except as marked to the contrary)

☐ WITHHOLD AUTHORITY to vote for all nominees

Vote withheld from the following Nominee(s):

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.)

(SIGNATURES SHOULD BE THE SAME AS THE NAME PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.)

SIGNATURE:	DATE:
SIGNATURE:	DATE: